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                                                                  Exhibit (a)(1)

                            OLD WESTBURY FUNDS, INC.

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                          PRINCIPAL FINANCIAL OFFICERS

I.        Covered Officers/Purpose of the Code

          This special code of ethics (this "Code") of Old Westbury Funds, Inc. (the "Company" or the "Funds") applies to the Company's Principal Executive Officer ("President") and Principal Financial Officer ("Treasurer") (the "Covered Officers" each of whom are set forth in Exhibit A) for the purpose of promoting:

     . honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     . full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Company;

     . compliance with applicable laws and governmental rules and regulations;

     . the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

     .    accountability for adherence to the Code.

     Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest./1/

__________
/1/Item 2 of Form N-CSR requires a registered management investment company to disclose annually whether, as of the end of the period covered by the report, it has adopted a code of ethics that applies to the registrant's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these officers are employed by the registrant or a third party. If the registrant has not adopted such a code of ethics, it must explain why it has not done so. The registrant must also: (1) file with the SEC a copy of the code as an exhibit to its annual report; (2) post the text of the code on its Internet website and disclose, in its most recent report on Form N-CSR, its Internet address and the fact that it has posted the code on its Internet website; or (3) undertake in its most recent report on Form N-CSR to provide to any person without charge, upon request, a copy of the code and explain the manner in which such request may be made. Disclosure is also required of amendments to, or waivers (including implicit waivers) from, a provision of the code in the registrant's annual report on Form N-CSR or on its website. If the registrant intends to satisfy the requirement to disclose amendments and waivers by posting such information on its website, it will be required to disclose its Internet address and this intention.

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II.       Covered Officers Should Handle Ethically Actual and Apparent Conflicts
          of Interest

          Overview. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Company. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position in the Company.

          Certain conflicts of interest arise out of the relationships between Covered Officers and the Company and already are subject to conflict of interest provisions in the Investment Company Act and the Investment Advisers Act. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as "affiliated persons" of the Company. Each Covered Officer is an employee of the Company's Administrator ("Service Provider"). The Company's and the Service Provider's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

          Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Company and the Service Provider of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Company or for the Service Provider, or for both), be involved in establishing policies and implementing decisions which will have different effects on the Service Provider and the Company. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Company and the Service Provider and is consistent with the performance by the Covered Officers of their duties as officers of the Company. Each Covered Officer recognizes that, as an officer of the Company, he has a duty to act in the best interests of the Company and its shareholders. If a Covered Officer believes that his or her responsibilities as an officer or employee of the Service Provider are likely to materially compromise his or her objectivity or his or her ability to perform the duties of his or her role as an officer of the Company, he or she should consult with the Chief Legal Officer. Under appropriate circumstances, a Covered Officer should also consider whether to present the matter to the Board. In addition, it is recognized by the Board of Directors (the "Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by other Codes.

          Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers

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should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.

                   *            *            *            *

          Each Covered Officer must:

     . not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;

     . not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than for the benefit of the Company;

     . not use material non-public knowledge of portfolio transactions made or contemplated for the Company to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and

     . not engage in personal, business or professional relationships or dealings that would impair his or her independence of judgment or adversely affect the performance of his or her duties in the best interests of the Company and its shareholders.

          There are some conflict of interest situations that may be discussed with the Company's Chief Legal Officer if material. Examples of these include:/2/

     .    service as a director on the board of any public or private company;

     .    the receipt of any non-nominal gifts;

     . the receipt of any entertainment from any person or company with which the Company has current or prospective business dealings unless such entertainment is business- related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

     . any ownership interest in, or any consulting or employment relationship with, any of the Company's service providers, other than its investment adviser, subadviser, principal underwriter, administrator or any affiliated person thereof; and

     . a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

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/2/  Any activity or relationship that would present a conflict for a Covered
     Officer would likely also present a conflict for the Covered Officer if a member of the Covered Officer's family engages in such an activity or has such a relationship.

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III.      Disclosure & Compliance

     . Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Company.

     . Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's Directors and auditors, and to governmental regulators and self-regulatory organizations.

     . Each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Company and the Company's adviser or subadviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submits to, the SEC and in other public communications made by the Company.

     . It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

     . Each Covered Officer should, consistent with his or her responsibilities, exercise appropriate supervision over and assist relevant Company service providers in developing financial information and other disclosure that complies with relevant law and presents information in a clear, comprehensible and complete manner.

     . Each Covered Officer is responsible for the accuracy of the records and reports that he or she is responsible for maintaining. The Covered Officers must not create false or misleading documents or accounting, financial or electronic records for any purpose, and must not direct any other person to do so. If a Covered Officer becomes aware that information filed with the SEC or made available to the public contains any false or misleading information or omits to disclose necessary information, he or she shall promptly report it to Chief Legal Officer for a determination as to what, if any, corrective action is necessary or appropriate.

     . No disbursement of the Company's assets shall be made without adequate supporting documentation or for any purpose other than as described in the Company's documents or contracts.

     . The Company will maintain and preserve for a period of not less than six (6) years from the date such action is taken, the first two (2) years in an easily accessible place, a copy of the information or materials supplied to the Board: (i) that provided the basis for any amendment or waiver to this Code, and (ii) relating to any violation of the Code and sanctions imposed for such violation, together with a written record of the approval or action taken by the Board.

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IV.       Reporting and Accountability

          Each Covered Officer must:

     . upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing (form attached) to the Board that he has received, read, and understands the Code;

     . annually thereafter affirm to the Board that he has complied with the requirements of the Code (form attached);

     . not retaliate against any employee or Covered Officer or their affiliated persons for reports of potential violations that are made in good faith;

     . notify the Company's Chief Legal Officer promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code; and

     . report at least annually any change in his affiliations from the prior year.

          The Company's Chief Legal Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers/3/ sought by the Principal Executive Officer will be considered by the Audit Committee (the "Committee").

          The Company will follow these procedures in investigating and enforcing this Code:

     . the Company's Chief Legal Officer will take all appropriate action to investigate any potential violations reported to him;

     . if, after such investigation, the Company's Chief Legal Officer believes that no violation has occurred, the Company's Chief Legal Officer is not required to take any further action;

     . any matter that the Company's Chief Legal Officer believes is a violation will be reported to the Committee;

     . if the Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the Service Provider or its board; or a recommendation to dismiss the Covered Officer;

     . the Committee will be responsible for granting waivers, as appropriate; and

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/3/  Item 2 of Form N-CSR defines "waiver" as "the approval by the registrant of a material departure from a provision of the code of ethics" and "implicit waiver," which must also be disclosed, as "the registrant's failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive officer" of the registrant.

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     .    any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.    Other Policies and Procedures

          This Code shall be the sole code of ethics adopted by the Company for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Company , the Funds' adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superceded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds' and their investment adviser's, subadvisers, principal underwriter's and service providers' codes of ethics under Rule 17j-1 under the Investment Company Act and the investment adviser's more detailed policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.   Amendments

          Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Company's board, including a majority of independent Directors.

VII.  Confidentiality

          All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise permitted by law or this Code, such matters shall not be disclosed to anyone other than the Committee, the Board and its counsel, the investment adviser and the respective Service Providers.

VIII. Internal Use

          The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Company, as to any fact, circumstance, or legal conclusion.

Date:_____________

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Exhibit A

Persons Covered by this Code of Ethics - As of   , 2003

Principal Executive Officer and President - Walter B. Grimm

Principal Financial Officer and Treasurer - Arthur Jensen

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Exhibit B

                             INITIAL ACKNOWLEDGEMENT

          I acknowledge that I have received and read a copy of the Code of Ethics for Principal Executive and Principal Financial Officers (the "Code") and that I understand it. I further acknowledge that I am responsible for understanding and complying with the policies set forth in the Code during my tenure as a Covered Officer, as defined in the Code.

          I also acknowledge my responsibility to report any violation of the Code to Chief Legal Officer, as defined in the Code.

          I also understand that, consistent with applicable law, the Company has the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in its sole discretion, with or without notice.

          Covered Officer Name and Title:_______________________________________
                                               (please print)

________________________________________________________________________________
        Signature                                            Date

Please return this completed form to_______________________________ within one week from the date of your receipt of a request to complete and return it. Thank you!

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                             ANNUAL ACKNOWLEDGEMENT

          I acknowledge that I have received and read a copy of the Code of Ethics for Principal Executive and Principal Financial Officers (the "Code") and that I understand it. I further acknowledge that I am responsible for understanding and complying with the policies set forth in the Code during my tenure as a Covered Officer, as defined in the Code.

          I also acknowledge that I have fully complied with the terms and provisions of the Code during the period of time since the most recent Initial or Annual Acknowledgement provided by me.

          I also understand that, consistent with applicable law, the Company has the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in its sole discretion, with or without notice.

          Covered Officer Name and Title:_______________________________________
                                               (please print)

________________________________________________________________________________
        Signature                                            Date

Please return this completed form to_______________________________ within one week from the date of your receipt of a request to complete and return it. Thank you!